Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated December 18, 2007 relating to the combined financial statements of Pegasi Energy Resources Corporation and affiliates appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Whitley Penn LLP

Fort Worth, Texas
February 13, 2008